Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-295393) pertaining to the AGI Inc 2026 Omnibus Incentive Plan of our report dated April 30, 2026, with respect to the consolidated financial statements of Agi Financial Holding S.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

Brasília,
Brazil

April 30, 2026